UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015 (December 10, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2015 Rentech, Inc. and Drax Power Limited (“Drax”) entered into an amendment (the “Amendment”) to the Agreement for the Sale and Purchase of Biomass, dated May 1, 2013 (as has been amended, modified or supplemented, the “Supply Agreement”), to move up the commencement of Delivery Year 3 (as is defined in the Supply Agreement) from January 1, 2016 to the earlier date of December 15, 2015 and to divide the first supra-max size shipment under the Supply Agreement into two smaller shipments.  The Amendment gives the parties more flexibility on the timing and amount of the initial shipments of wood pellets to Drax, but does not modify the total amount of wood pellets that we will provide to Drax under the Supply Agreement in Delivery Year 3.

This Current Report on Form 8-K contains only a summary of the Amendment.  The summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Fifth Amendment, dated as of December 10, 2015, to the Agreement for the Sale and Purchase of Biomass dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: December 15, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel